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EXHIBIT 10.6

TETRA TECH, INC.

THIRD AMENDMENT TO
NOTE PURCHASE AGREEMENT

$110,000,000
Senior Secured Notes

$92,000,000
7.28% Senior Secured Notes,
Series A, due May 30, 2011

$18,000,000
7.08% Senior Secured Notes,
Series B, due May 30, 2008

Dated as of December 14, 2004

To the Holders of the Senior Notes
    of Tetra Tech, Inc. Named in
    the Attached Schedule I

Ladies and Gentlemen:

        Reference is made to the Note Purchase Agreement dated as of May 15, 2001, as amended by the First Amendment to Note Purchase Agreement dated as of September 30, 2001 and the Second Amendment to Note Purchase Agreement dated as of April 22, 2003 (the "Note Agreement"), between Tetra Tech, Inc., a Delaware corporation (the "Company"), and you pursuant to which the Company issued $92,000,000 aggregate principal amount of its 7.28% Senior Secured Notes, Series A, due May 30, 2011 (the "Series A Notes") and $18,000,000 aggregate principal amount of its 7.08% Senior Secured Notes, Series B, due May 30, 2008 (the "Series B Notes" and, together with the Series A Notes, the "Notes"). You are referred to herein individually as a "Holder" and collectively as the "Holders". Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement, as amended hereby.

        The Company has advised you that it will not be in compliance with Section 10.1(a) (Ratio of Consolidated Indebtedness to EBITDA) or Section 10.2 (Fixed Charge Coverage) of the

Note Agreement for the fiscal quarter ending October 3, 2004 or in the foreseeable future. The Company has requested an amendment of those terms and you have agreed to such amendment on the terms and and subject to the conditions set forth herein.

        In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1.     AMENDMENT OF NOTE AGREEMENT

        1.1.    Amendment of Section 10.1. Section 10.1 of the Note Agreement is amended to read in its entirety as follows:

        "10.1    Adjusted Leverage Ratio; Priority Debt.

          The Company will not permit at any time:

          (a)    the Adjusted Leverage Ratio, as of the last day of any Computation Period, to be greater than: (i) 3.25 to 1 for any Computation Period ending before July 3, 2005; 3.00 to 1 for the Computation Period ending on July 3, 2005; or 2.25 to 1 for any Computation Period ending on or after October 2, 2005; or

          (b)    Priority Debt to exceed 15% of Consolidated Adjusted Net Worth."

        1.2.    Amendment of Section 10.2. Section 10.2 of the Note Agreement is amended to read in its entirety as follows:

        "10.2    Fixed Charge Coverage Ratio; Minimum Adjusted EBITDA.

          (a)    The Company will not permit the ratio, for any Computation Period ending on or after October 2, 2005, of (i) Adjusted EBITDA less Capital Expenditures to (ii) Interest Expense plus all income taxes (including any franchise or other tax based upon gross or net income or receipts) paid by the Company and its Subsidiaries plus all required payments of principal of Indebtedness of the Company and its Subsidiaries, in each case during such Computation Period (and determined on a consolidated basis), to be less than 1.25 to 1.

          (b)    The Company, will not permit Adjusted EBITDA to be less than the amount set forth below for any Computation Period ending on the relevant date set forth below:

Minimum Adjusted EBITDA	Computation Period Ending
$67,000,000	October 3, 2004
$56,000,000	January 2, 2005
$52,500,000	April 3, 2005

$60,000,000	July 3, 2005
$90,000,000	October 2, 2005

        1.3.    Amendment of Section 10.8. Section 10.8 of the Note Agreement is amended by deleting the word "and" at the end of Section 10.8(c), deleting the period at the end of Section 10.8(d) and inserting in substitution therefor "; and" and adding a new Section 10.8(e), to read in its entirety as follows:

          (e)    in no event may a Subsdiary be designated Unrestricted unless it is an Excluded Subsidiary, as such term is defined in the Credit Agreement.

        1.4.    Section 22. Section 22 of the Note Agreement (including Sections 22.1 and 22.2) is amended to read in its entirety as follows:

        "22. RESERVED."

        1.5.    Schedule B. The following definitions in Schedule B to the Note Agreement are amended to read in their entirety or are added, in appropriate alphabetical order, as follows:

          "Adjusted Consolidated Net Income" means, for any period, the net income or loss of the Company and its Restricted Subsidiaries for such period, excluding (a) extraordinary nonrecurring gains or losses and (b) non-cash impairment of property, plant and equipment and of intangible assets.

          "Adjusted EBITDA" means, for any Computation Period, the sum of Adjusted Consolidated Net Income for such period, plus, to the extent deducted in determining such Adjusted Consolidated Net Income, (x) federal, state, local and foreign income, value added and similar taxes, (y) Interest Expense, and (z) depreciation and amortization expense; provided that Adjusted EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission) giving effect to (a) any acquisition made by the Company or any Restricted Subsidiary during such Computation Period so long as, and to the extent that, (i) the Company delivers to each holder of Notes a summary in reasonable detail of the assumptions underlying, and the calculations made, in computing Adjusted EBITDA on a pro forma basis and (ii) the Required Holders do not object to such assumptions and/or calculations within 10 Business Days after receipt thereof; and (b) any divestiture of a Restricted Subsidiary, division or other operating unit made during such Computation Period. If the Company or any Restricted Subsidiary makes any acquisition of a Person or assets which would result in a negative adjustment to Adjusted EBITDA for any period, the Company shall, upon request of the Required Holders, deliver the information required pursuant to clause (a)(i) of the preceding sentence so that the calculation of Adjusted EBITDA will give effect to such acquisition.

          "Adjusted Leverage Ratio" means, as of any date, the ratio of (a) Funded Debt on such date to (b) Adjusted EBITDA for the Computation Period most recently ended on or prior to such date.

          "Capital Expenditures" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

          "Computation Period" means any period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

          "Consolidated Net Income" means, with respect to the Company and its Restricted Subsidiaries for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

          "Fiscal Year" means any period of 12 consecutive calendar months ending on Sunday which is closest to the last day of September. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 2004") refer to the Fiscal Year ending on the Sunday which is closest to the last day of September occurring during such calendar year. For example, Fiscal Year 2004 shall refer to the Fiscal Year ending October 3, 2004. Fiscal Year 2005 shall refer to the Fiscal Year ending October 2, 2005, and Fiscal Year 2006 shall refer to the Fiscal Year ending October 1, 2006.

          "Funded Debt" means all Indebtedness of the Company and its Restricted Subsidiaries, excluding (i) contingent obligations in respect of Guaranties (except, in each case, to the extent constituting Guaranties in respect of Indebtedness of a Person other than the Company or any Restricted Subsidiary), (ii) Hedging Obligations and (iii) Indebtedness of the Company to Restricted Subsidiaries and Indebtedness of Restricted Subsidiaries to the Company or to other Restricted Subsidiaries.

          "Hedging Agreement" means any interest rate swap, interest rate cap, interest rate collar or similar agreement protecting against fluctuations in interest rates, any currency swap, forward currency exchange agreement or similar agreement protecting against fluctuations in currency exchange rates, any commodity swap or similar agreement protecting against fluctuations in commodity prices, any option to enter into any of the foregoing, and any combination of any of the foregoing.

          "Hedging Obligations" means, with respect to any Person, obligations of such Person under Hedging Agreements.

          "Indebtedness" with respect to any Person means, at any time, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), including "earn-outs" and similar obligations, (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Indebtedness of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) net Hedging Obligations of such Person and (g) all Guaranties of such Person. The amount of Indebetedness arising in connection with any "earn-out" or similar obligation shall be equal to the maximum reasonably expected liability with respect thereto as of the date of determination.

          "Interest Expense" means, for any Computation Period, the consolidated interest expense of the Company and its Restricted Subsidiaries for such Computation Period (including all imputed interest on Capital Leases).

The definition of EBITDA in Schedule B is deleted.

2.     REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

        2.1.    Reaffirmation of Note Agreement. The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the amendment of such provisions effected by this Third Amendment.

        2.2.    Note Agreement. The Company represents and warrants that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such changes, facts, transactions and occurrences that have arisen since September 30, 2001 in the ordinary course of business, (c) for such other matters as have been previously disclosed in writing by the Company (including in its financial statements and notes thereto) to the Holders and (d) for other changes that could not reasonably be expected to have a Material Adverse Effect.

        2.3.    No Default or Event of Default. After giving effect to the transactions contemplated hereby, there will exist no Default or Event of Default.

        2.4.    Authorization. The execution, delivery and performance by the Company of this Third Amendment have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this Third Amendment each constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.     EFFECTIVE DATE

        This Third Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

        3.1.    Consent of Holders to Third Amendment. Execution by the Holders of at least a majority of the aggregate principal amount of the Notes outstanding and receipt by the Holders of a counterpart of this Third Amendment duly executed by the Company.

        3.2.    Amendment Fee. Each Holder shall have received payment of an amendment fee equal to 0.275% of the principal amount of the outstanding Notes held by such Holder.

        3.3.    Expenses. The Company shall have paid all fees and expenses of special counsel to the Holders.

        3.4.    Credit Agreement. The Banks and the Company shall have amended Sections 10.6.2 (Fixed Charge Coverage Ratio) and 10.6.3 (Adjusted Leverage Ratio) of the Credit Agreement in a manner substantially identical to the amendments of Sections 10.1(a) and 10.2 of the Note Purchase Agreement contained in this Third Amendment and each Holder shall have received a copy of such amendment to the Credit Agreement in the form executed..

4.     MISCELLANEOUS

        4.1.    Ratification. Except as amended hereby, the Note Agreement, including the representations and warranties contained therein, shall remain in full force and effect and is ratified, approved and confirmed in all respects as of the date hereof.

        4.2.    Reference to and Effect on the Note Agreement. Upon the final effectiveness of this Third Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the "Agreement," "Note Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

        4.3.    Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        4.4.    Governing Law. This Third Amendment shall be governed by and construed in accordance with Illinois law.

        4.5.    Counterparts. This Third Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

        IN WITNESS WHEREOF, the Company and the Holders have caused this Third Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

TETRA TECH, INC.
By:	/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer

HOLDERS:

The foregoing is agreed
to as of the date thereof.

MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC as Investment Adviser
By:	/s/ ELISABETH A. PERENICK
Name:	Elisabeth A. Perenick
Title:	Managing Director
MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser
By:	/s/ ELISABETH A. PERENICK
Name:	Elisabeth A. Perenick
Title:	Managing Director
C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Sub-Adviser
By:	/s/ ELISABETH A. PERENICK
Name:	Elisabeth A. Perenick
Title:	Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By:	CIGNA Investments, Inc. (authorized agent)
By:
Name:
Title:
LIFE INSURANCE COMPANY OF NORTH AMERICA
By:	CIGNA Investments, Inc. (authorized agent)
By:
Name:
Title:

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	/s/ EDWIN H. GARRISON, JR.
Name:	Edwin H. Garrison, Jr.
Title:	First Vice President
UNITED OF OMAHA LIFE INSURANCE COMPANY
By:	/s/ EDWIN H. GARRISON, JR.
Name:	Edwin H. Garrison, Jr.
Title:	First Vice President
MUTUAL OF OMAHA INSURANCE COMPANY
By:	/s/ EDWIN H. GARRISON, JR.
Name:	Edwin H. Garrison, Jr.
Title:	First Vice President
HARTFORD LIFE INSURANCE COMPANY
By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact
By:	/s/ RONALD MENDEL
Name:	Ronald Mendel
Title:	Managing Director

NATIONWIDE LIFE INSURANCE COMPANY
By:	/s/ MARK W. POEPPELMAN
Name:	Mark W. Poeppelman
Title:	Vice President
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
By:	/s/ MARK W. POEPPELMAN
Name:	Mark W. Poeppelman
Title:	Vice President

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA (formerly PROVIDENT MUTUAL LIFE INSURANCE COMPANY)
By:	/s/ MARK W. POEPPELMAN
Name:	Mark W. Poeppelman
Title:	Vice President
SECURITY FINANCIAL LIFE INSURANCE CO.
By:	/s/ KEVIN W. HAMMOND
Name:	Kevin W. Hammond
Title:	Vice President Chief Investment Officer
THE CANADA LIFE ASSURANCE COMPANY as beneficial owner
By:	/s/ TAD ANDERSON
Name:	Tad Anderson
Title:	Manager, Investments, U.S. Operations
By:	/s/ JAMES G. LOWERY
Name:	James G. Lowery
Title:	Ass't. V.P., Investments, U.S. Operations
CANADA LIFE INSURANCE COMPANY OF NEW YORK as beneficial owner
By:	/s/ TAD ANDERSON
Name:	Tad Anderson
Title:	Manager, Investments, CLAC
By:	/s/ JAMES G. LOWERY
Name:	James G. Lowery
Title:	Ass't. V.P., Investments, CLAC

THRIVENT FINANCIAL FOR LUTHERANS, Successor by merger to Lutheran Brotherhood
By:
Name:
Title:

MODERN WOODMEN OF AMERICA
By:	/s/ MICHAEL E. DAU
Name:	Michael E. Dau
Title:

CONFIRMATION

        Each of the undersigned acknowledges receipt of the foregoing First Amendment and confirms the continuing validity and enforceability against such undersigned of each of the Note Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement to which such undersigned is a party.

TETRA TECH, INC.
By:	/s/ DAVID W. KING David W. King Chief Financial Officer and Treasurer

ADVANCED MANAGEMENT TECHNOLOGY, INC.
ARDAMAN & ASSOCIATES, INC.
COSENTINI ASSOCIATES, INC.
ENGINEERING MANAGEMENT CONCEPTS, INC.
EVERGREEN UTILITY CONTRACTORS, INC.
EXPERT WIRELESS SOLUTIONS, INC.
FHC, INC.
HARTMAN & ASSOCIATES, INC.
KCM, INC.
MFG, INC.
RIZZO ASSOCIATES, INC.
SCIENCES INTERNATIONAL, INC.
TETRA TECH CANADA LTD.
TETRA TECH CONSTRUCTION SERVICES, INC.
TETRA TECH EM INC.
TETRA TECH NUS, INC.
TETRA TECH RMC, INC.
THE THOMAS GROUP OF COMPANIES, INC.
VERTEX ENGINEERING SERVICES, INC.
WHALEN & COMPANY, INC.
WESTERN UTILITY CONTRACTORS, INC.

By:	/s/ DAVID W. KING David W. King Treasurer
GEOTRANS, INC. SCM CONSULTANTS, INC. TETRA TECH FW, INC.
By:	/s/ DAVID W. KING David W. King Assistant Treasurer

SCHEDULE I

Series A Holders	Outstanding Principal Amount
Massachusetts Mutual Life Insurance Company	$21,500,000
C.M. Life Insurance Company	3,000,000
MassMutual Asia Limited	500,000
Connecticut General Life Insurance Company	17,000,000
Life Insurance Company of North America	3,000,000
United of Omaha Life Insurance Company	12,000,000
Mutual of Omaha Insurance Company	3,000,000
Hartford Life Insurance Company	15,000,000
Nationwide Life Insurance Company	7,000,000
Nationwide Life and Annuity Insurance Company	3,000,000
Provident Mutual Life Insurance Company	5,000,000
Security Financial Life Insurance Co.	2,000,000

Series B Holders	Outstanding Principal Amount
The Canada Life Assurance Company	$6,960,000
Canada Life Insurance Company of New York	240,000
Lutheran Brotherhood	4,800,000
Modern Woodmen of America	2,400,000

I-1

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  EXHIBIT 10.6
THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT
CONFIRMATION
SCHEDULE I